EXHIBIT 10.4

NOVATION  AGREEMENT

RELATING TO

FRAMEWORK SHAREHOLDERS AGREEMENT

DATED 20 DECEMBER 2009, as amended

between

SAUDI ARABIAN MINING COMPANY (MA'ADEN)

and

ARCONIC INC.

and

ALCOA CORPORATION

NOVATION  AGREEMENT

THIS DEED ("Deed") is made and entered into on                                                     H, corresponding to 24 December, 2016G, by and between:

(1)

SAUDI ARABIAN MINING COMPANY (MA'ADEN), a joint stock company organized and existing under the laws of the Kingdom of Saudi Arabia with its offices at P.O. Box 688861, Riyadh 11537, Kingdom of Saudi Arabia ("Ma'aden");

(2)

ARCONIC INC., (formerly known as ALCOA INC.) a corporation under the laws of the Commonwealth of Pennsylvania, USA, whose principal place of business is at 390 Park Avenue, New York, NY 1022, USA (“Novator”) and

(3)

ALCOA CORPORATION (formerly known as ALCOA UPSTREAM CORPORATION) a company under the  laws of the State of Delaware, USA, whose  principal  place of  business is at 390 Park Avenue,  New York, NY 1022, USA  (the "Novatee").

RECITALS:

A.

This Deed is supplemental to the Framework Shareholders Agreement which was entered into between Ma'aden and the Novator on 20 December 2009, as amended by the First Supplemental Agreement to the Framework Shareholder s Agreement dated 30 March 2010 (the "Agreement").

B.

The Novator has informed Ma'aden of its separation into two US publicly-traded companies: (i) an upstream business that will continue as the shareholder in the three Ma'aden-Alcoa joint venture companies, ultimately owned by the Novatee, Alcoa Corporation (that has changed its name from Alcoa Upstream Corporation), and (ii) a downstream business that will be owned by the Novator.

C.

The Novator desires to be released and discharged from the further performance of its obligations under the Agreement and the Novatee has agreed to undertake to perform and observe those obligations under the Agreement and to be bound by the terms thereof.

D.

Ma'aden has agreed to release and discharge the Novator in respect of any liability under the Agreement and the Novatee has agreed that it shall have the benefit of the duties and obligations on the part of the Novator contained in the Agreement in all respects as if the Novatee had been named in the Agreement as a party thereto in place of the Novator.

E.

Certain of the Ancillary Agreements (as defined in the Agreement) have been entered into by or transferred to affiliates of the Novator that have become subsidiaries of the Novatee, as listed in Appendix A hereto (the "Alcoa Affiliate Agreements"). The parties acknowledge that the Alcoa Affiliate Agreements therefore will not require novation to the Novatee.

F.

Ma'aden and the Novator have agreed to procure that, where Ma'aden has novated any of the Ancillary Agreements to any of the three Ma'aden-Alcoa joint venture companies as listed in Appendix B ( the "Project Company Agreements"), such companies shall enter into separate novation agreements under which they release and discharge the Novator in respect of any liability under such Project Company Agreements and the Novatee agrees that it shall have the benefit of the duties and obligations on the part of the Novator contained in such Project Company Agreements in all respects as if the Novatee had been named in such Project Company Agreements as a party thereto in place of the Novator.

THE PARTIES TO THIS DEED HEREBY AGREE as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Save to the extent otherwise defined herein, the terms defined in the Agreement shall unless the context requires otherwise bear the same meaning in this Deed.
1.2	In this Deed references to documents and contracts shall be deemed to be references to those documents and contracts as may be amended, supplemented, assigned or novated from time to time.

2.	NOVATION

2.1

Ma'aden hereby releases and discharges the Novator from the performance of its undertakings and obligations under the Agreement and from all liabilities, claims and demands of any kind arising whether past, present or future under or in connection with the Agreement. As from and including the date of this Deed, Ma'aden accepts, in place of that performance and those liabilities, claims and demands, the undertaking of the Novatee set out in clause 2.3.

2.2

The Novator hereby transfers its rights, benefits, obligations and liabilities under the Agreement to the Novatee, and the Novatee hereby consents to and accepts such transfer. With effect from and including the date of this Deed, the Novator shall cease to have any rights under the Agreement in respect of any breach, non-observance or non-performance by Ma'aden of its obligations under the Agreement whether past, present or future.

2.3

The Novatee hereby undertakes to Ma'aden that it will, from and including the date of this Deed (i) duly fulfil, perform, observe and comply with the duties, undertakings and obligations on the part of the Novator contained in the Agreement and be bound by the terms thereof in all respects, and (ii) be liable to Ma'aden for any breach, non-observance or nonperformance by the Novator of its obligations under the Agreement whether occurring on or prior to the date of this Deed; in each case as if the Novatee had been a party to the Agreement in place of the Novator from the outset.

2.4

Ma'aden hereby undertakes to the Novatee that it will, from and including the date of this Deed (i) duly fulfil, perform, observe and comply with the duties, undertakings and obligations on the part of Ma'aden contained in the Agreement and to be bound by the terms thereof in all respects, and (ii) be liable to the Novatee for any breach, non-observance or non-performance by Ma'aden of its obligations under the Agreement whether occurring on or prior to the date of this Deed; in each case as if the Novatee had been named in the Agreement as a party thereto in place of the Novator from the outset.

3.	MISCELLANEOUS
3.1

Each party hereby agrees in favour of each of the other parties that it shall use reasonable endeavours to undertake all such matters as are reasonably required in order to give legal effect to its respective obligations hereunder.

3.2

The construction, validity and performance of this Deed and all non-contractual obligations arising from or connected with this Deed will be governed by and construed in accordance with the laws of England. The parties hereby submit to the non-exclusive jurisdiction of the English courts for purposes of any proceedings arising in connection herewith.

3.3	This Deed may be executed in any number of counterparts and this shall have the same effect as if the signatures on the counterparts were on a single copy of this Deed.

3.4

If any provision of this Deed is held by a court of competent jurisdiction to be illegal, invalid or unenforceable in any respect under the law of any jurisdiction, then such provision shall (so far as it is invalid or unenforceable) be given no effect and shall be deemed not to be included in this Deed but without invalidating any of the remaining provisions of this Deed. The parties shall then use all reasonable endeavours to replace the invalid or unenforceable provision(s) by a valid and enforceable substitute provision the effect of which is as close as possible to the intended effect of the invalid or unenforceable provision.

EXECUTED AS A DEED

EXECUTED as a Deed	)

By /s/ Khalid S. Mudaifer for and on behalf of
SAUDI ARABIAN MINING COMPANY (MA'ADEN))

EXECUTED as a Deed	)

By /s/ Kenneth P. Wisnoski for and on behalf of
ARCONIC INC.	)

EXECUTED as a Deed	)

By /s/ Roy Harvey for and on behalf of
ALCOA CORPORATION

APPENDIX A

ALCOA AFFILIATE AGREEMENTS

•	The Rolling Expansion Letter of Agreement of 30 April 2012 between Alcoa Saudi Rolling Inversiones S.L. and Saudi Arabian Mining Company (Ma'aden).

•

The Aluminium Purchase Agreement dated 3/1/1431 H (corresponding to 20 December 2009G) between Ma'aden and Alcoa Inc. as novated on 9 May 2011 from Ma'aden to Ma'aden Aluminium Company and Alcoa Inc. to Alcoa lnespal S.A.

•

The Cast House Users Agreement dated 3 May 2011 (corresponding to 29/05/1432 H) between Ma'aden Aluminium Company, Ma'aden Rolling Company, Saudi Arabian Mining Company (Ma'aden) and Alcoa Inespal S.A. and

•

The Technical Services Agreement (IK) dated 3/1/1431 H (corresponding to 20 December 2009) between Ma'aden and Alcoa Inc. as novated on 26 September 2012 from Ma'aden to Ma'aden Bauxite and Alumina Company and from Alcoa Inc. to Alcoa IK Services Inc. and Alcoa Canada IK Services Limited. (the "MBAC TSA").

APPENDIX B

PROJECT COMPANY AGREEMENTS

•

The Technology License Agreement dated 3/1/1431H (corresponding to 20 December 2009) between Ma'aden and Alcoa Inc. as novated on 22 January 2011 from Ma'aden to Ma'aden Aluminium Company (the "MAC TLA");

•	The Technology License Agreement dated 3/1/1431H (corresponding to 20 December 2009) between Ma'aden and Alcoa Inc. as novated on 22 January 2011 from Ma'aden to Ma'aden Rolling Company;

•	The Technology License Agreement dated 3/1/1431H (corresponding to 20 December 2009) between Ma'aden and Alcoa Inc. as novated on 26 August 2012 from Ma'aden to Ma'aden Bauxite and Alumina Company;

•	The Technical Services Agreement (IK) dated 3/1/1431H (corresponding to 20 December 2009) between Ma'aden and Alcoa Inc. as novated on 23 March 2011 from Ma’aden to Ma'aden Aluminium Company;

•	The Technical Services Agreement (IK) dated 3/1/1431H (corresponding to 20 December 2009) between Ma'aden and Alcoa Inc. as novated on 23 March 2011 from Ma'aden to Ma'aden Rolling Company;

•	The Technical Services Agreement (OOK) dated 3/1/1431H (corresponding to 20 December 2009) between Ma'aden and Alcoa Inc. as novated on 22 January 2011 from Ma’aden to Ma'aden Aluminium Company;

•	The Technical Services Agreement (OOK) dated 3/1/1431H (corresponding to 20 December 2009) between Ma'aden and Alcoa Inc. as novated on 22 January 2011 from Ma'aden to Ma'aden Rolling Company;

•

The Technical Services Agreement (OOK) dated 3/1/1431H (corresponding to 20 December 2009) between Ma'aden and Alcoa Inc. as novated on 15 July 2012 from Ma'aden to Ma'aden Bauxite and Alumina Company;